Exhibit 10.5
STOCK PURCHASE AGREEMENT
This Stock Purchase Agreement (“Agreement”) is made effective as of March 31, 2008 by and between FirstPlus Enterprises, Inc., a Texas corporation, with an address of 122 West John Carpenter Freeway, Suite 450, Irving, Texas 75039 (“Seller”) and Stalwart Enterprises, Inc., a Texas corporation with an address of 8409 Pickwick Lane #383, Dallas, Texas 75225 (“Purchaser”).
BACKGROUND

A. Seller owns one thousand (1,000) shares of the capital stock of Ole´ Auto Group, Inc., a Texas corporation (“Company”), which shares represent one hundred percent (100%) of the outstanding shares of the capital stock of the Company (“Stock”).
B. Seller wishes to sell and Purchaser wishes to purchase the Stock on the terms and conditions set forth herein.
          NOW THEREFORE, in consideration of the premises and the mutual and several covenants, conditions, representations, warranties and indemnities set forth herein, intending to be legally bound, the parties hereto hereby agree as follows:
      1. Sale and Purchase of the Stock.
          1.1 Transfer at Closing. At the Closing, Seller shall sell, transfer, assign and convey to Purchaser the Stock
          1.2 Purchase Price for the Stock. The purchase price for the Stock shall be Three Million Two Hundred Thousand Dollars ($3,200,000.00) (“Purchase Price”) which shall be payable pursuant to the terms of the Promissory Note (as defined in Section 1.3 hereof).
          1.3 Note Payable for the Stock. At the Closing, Purchaser shall execute and deliver or cause to be delivered to Seller: (i) a Promissory Note from Purchaser in the principal sum of Three Million Two Hundred Thousand Dollars ($3,200,000.00) in the form attached hereto as Exhibit “A” (“Promissory Note”); (ii) a Pledge Agreement from Purchaser in the form attached hereto as Exhibit “B” (“Pledge Agreement”); (iii) a Guaranty from the Company in the form attached hereto as Exhibit “C” (“Guaranty”); and (iv) a Security Agreement from the Company in the form attached hereto as Exhibit “D” (“Security Agreement”).
      2. Closing; Transfer Procedures.
          2.1 Closing. The consummation of the transactions resulting in the sale and purchase of the Stock (“Closing”) shall be effective as of March 31, 2008.
          2.2 Minute Books, Corporate Seal and Stock Records. At the Closing, Seller shall deliver or cause the Company to deliver to Purchaser all minute books, corporate seals, stock certificate books and other stock records of the Company.

          2.3 Delivery of the Stock. At the Closing, Seller shall deliver to Purchaser all certificates representing the Stock, duly endorsed in blank or with appropriate stock powers duly endorsed in blank.
          2.4 Resignation of Officers and Directors; Bank Account Signatures. At the Closing, Seller shall deliver or cause the Company to deliver to Purchaser (a) resignations of the officers and directors set forth on Schedule “1”, and (b) all necessary documents required by any banks or other depository institutions for the Company to remove the authorized signatories and replace them with the Purchaser’s designees.
          2.5 Certain Assets.
          (a) At the Closing, the Company shall transfer to Seller all rights, title and interest in and to those assets listed on Schedule “2” which assets shall be transferred to Seller free and clear of any and all liens, pledges, encumbrances, security interests and claims of any nature or kind whatsoever. In furtherance of the foregoing transfer, the Company shall execute and deliver to Seller a Bill of Sale in the form attached hereto as Exhibit “E” (“Bill of Sale”).
          (b) The Company currently occupies property located at 3363 West Northwest Highway, Dallas, Texas 75220 as a subtenant of Seller’s affiliate, FirstPlus Acquisitions-1, Inc. (“Affiliate”). Affiliate leases said property from BV NWH, LP, pursuant to that certain Lease Agreement entered into by and between Affiliate, as tenant, and BV NWH, LP, as landlord, dated as of February 29, 2008 (“Bachman Lake Lease Agreement”). The Bachman Lake Lease Agreement is guaranteed by Seller pursuant to that certain Lease Guaranty dated February 28, 2008 (“Lease Guaranty”). Immediately following Closing, Purchaser and the Company shall collectively use their best efforts to cause BV NWH, LP to assign and transfer the Bachman Lake Lease Agreement to Company and/or Purchaser and to simultaneously release and discharge Seller and Affiliate from any and all obligations arising under or pursuant to the Bachman Lake Lease Agreement and the Lease Guaranty. From and after Closing, the Company and Purchaser shall jointly and severally indemnify and hold harmless Seller and Affiliate from any and all claims, damages, obligations and the like, including, without limitation, any attorneys’ fees and costs incurred by Seller, of, relating to, or arising under or pursuant to the Bachman Lake Lease Agreement and/or the Lease Guaranty.
          (c) As to the premises known as the “ReConn Center” located at 9400 Hargrove Drive, Dallas, Texas, Purchaser and Company shall have ninety (90) days from the date hereof to negotiate an assumption and release agreement with II C.B., L.P. (“ReConn Lender”) pursuant to which the Company and Purchaser will assume all of the obligations of Affiliate of or arising under that certain $550,000 loan made by ReConn Lender to Affiliate as evidenced inter alia by that certain Deed of Trust and Security Agreement dated March 10, 2008, which loan is secured by a mortgage on the ReConn Center. In furtherance thereof, the Company and Purchaser shall cause Affiliate to be absolutely and completely released from any and all obligations arising under or pursuant to such loan. In the event that such assumption and release is consummated within such 90-day period and provided that Purchaser pays or causes to be paid all closing costs and fees, including any fees required by ReConn Lender, Seller agrees to cause Affiliate to quit claim the ReConn Center premises to the Company or its nominee, concurrently with the consummation of such assumption and release, in consideration for such assumption and release. Within forty-five (45) days of the filing of the quit claim deed, Seller shall cause Affiliate to execute and deliver a special warranty deed for the ReConn Center premises to the Company or its nominee.
          2.6 Certain Liabilities.
          (a) Seller covenants and agrees to pay that certain debt owed by the Company to ADESA Dallas, 1224 Big Town Blvd., Mesquite, Texas 75149 in the amount of $111,000 within ninety (90) days of Closing.
          (b) Seller does hereby release the Company from any obligation under that certain sublease of the premises known as 122 West John Carpenter Freeway, Suite 430, Irving, Texas 75035.
          (c) Seller and Purchaser acknowledge the existence of certain litigation matters described on Schedule “3” (“Litigation”). Seller has, with the consent of Purchaser and the Company, assumed the defense of the Litigation and, in furtherance thereof, has engaged William P. Maxwell, Esquire as defense counsel (“Defense Counsel”) and has agreed to be responsible for all liabilities in connection therewith, including any liability to E.K. & J. Arledge or Cynthia Arledge, and to pay all legal fees in connection therewith. Purchaser and the Company agree to cooperate with Seller and Defense Counsel in such defense and, in furtherance thereof, shall provide any and all documents, witnesses, consents, approvals and other information as, from time to time, may be requested by Seller and/or Defense Counsel. In the event that Purchaser and the Company withdraw their consent to Seller’s assumption of the defense of the Litigation and/or fail to cooperate with Seller or Defense Counsel in connection with the defense of the Litigation, Seller shall be relieved of any and all liabilities with respect thereto, including, but not limited to, all costs and attorneys’ fees. In the event any amounts are recovered by way of counterclaim or otherwise, including without limitation, damages, awards, attorneys’ fees, costs and the like (“Damage Awards”), such Damage Awards shall belong to and be paid to Seller. Purchaser and Company do hereby irrevocably assign and transfer to Seller any and all rights, titles and interest in and to any Damage Awards and shall, if requested by Seller, execute and deliver any assignments and/or other documents requested by Seller, from time to time, to evidence such assignment and transfer.
          (d) Seller shall indemnify, defend and hold harmless Purchaser from and against all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys’ fees, caused by or arising out of (i) that certain Executive Employment Agreement dated November 3, 2006 between FirstPlus Auto Group, Inc., a Texas corporation (“FPAG”), and Eddie Perkins (“Perkins”); and (ii) that certain Asset Purchase Agreement dated as of November 3, 2006 between FPAG and Perkins regarding the sale of certain receivables.
     3. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser as of the date hereof and at the Closing as follows:

          3.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.
          3.2 No Subsidiaries. The Company has no interest in any other corporation, partnership, joint venture or other legal entity.
          3.3 Capitalization. The issued, authorized and outstanding capital stock of the Company consists of the Stock, of which Seller owns one hundred percent (100%). Each share of such capital stock issued and outstanding is validly issued, fully paid and non-assessable. There are no outstanding options, warrants, puts, calls, contracts, commitments, preemptive rights, cumulative voting rights, assignments, pledges or demands of any character relating to any of the capital stock of the Company.
          3.4 Stock Ownership. Seller owns the Stock free and clear of all liens, encumbrances, pledges, mortgages, security interests, conditional sales contracts, claims and other charges of every kind (“Liens”). Seller has the full right to transfer the Stock to Purchaser free and clear of all Liens, and without violating any agreement or understanding to which the Company or Seller is a party or by which either of them is bound.
     4. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller as of the date hereof and at the Closing, as follows:
          4.1 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.
          4.2 Authorization of Transaction. Purchaser has the legal capacity, power and authority to execute and deliver this Agreement and each agreement, document, instrument or certificate executed by it in connection with this Agreement, including, without limitation, the Promissory Note and the Pledge Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder. All corporate and other actions or proceedings to be taken by or on the part of Purchaser to authorize and permit the execution and delivery by it of the Transaction Documents to which it is a party, the instruments required to be executed and delivered by it pursuant thereto, the performance by Purchaser of its obligations under the Transaction Documents, and the consummation by it of the transactions contemplated therein, have been duly and properly taken. The Transaction Documents have been duly executed and delivered by Purchaser and constitute the legal, valid and binding obligation of Purchaser enforceable in accordance with their terms and conditions. At the Closing, Purchaser shall deliver to Seller copies of Purchaser’s and the Company’s corporate resolutions authorizing the matters set forth in this Agreement and the other Transaction Documents. Any individual executing this Agreement on behalf of Purchaser represents and warrants that he is duly to act in the name of Purchaser to bind Purchaser to this Agreement. If any such individual shall not be so authorized then such individual shall be personally liable hereunder until Purchaser ratifies, approves and adopts this Agreement as a binding obligation of Purchaser, enforceable in accordance with its terms.
     5. Representations, Warranties and Indemnities.
          5.1 Survival. All representations, warranties and agreements made by Seller individually and collectively in this Agreement or in any exhibit, list, certificate or document delivered pursuant hereto shall survive the Closing for a period of one (1) year. All representations, warranties and agreements made by Purchaser in this Agreement or any other of the Transaction Documents or in any exhibit, list, certificate or document delivered pursuant hereto or thereto shall survive for a period of one (1) year following the date on which Purchaser shall have paid in full the Promissory Note.
          5.2 Indemnification by Seller. Seller shall indemnify, defend and hold harmless Purchaser from and against all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys’ fees, caused by or arising out of the breach of any agreement of or any representation or warranty made by Seller in this Agreement or in any exhibit, list, certificate or document delivered by them pursuant hereto, this obligation of Seller to survive the Closing.
          5.3 Indemnification by Purchaser. Purchaser shall indemnify, defend and hold harmless Seller from and against all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys’ fees, caused by or arising out of the breach of any agreement of or any representation or warranty made by Purchaser in this Agreement or any other of the Transaction Documents to which it is a party, this obligation of Purchaser to survive the Closing.
          5.4 Defense of Claims. Promptly after any service of process by any third person in any litigation in respect of which indemnity may be sought from the other party pursuant to this Section 8, the party so served shall notify the indemnifying party of the commencement of such litigation, and the indemnifying party shall be entitled to assume the defense thereof at its expense with counsel of its own choosing.
          5.5 Limitation of Liability. Purchaser hereby acknowledges and agrees that except as expressly set forth herein, Seller has not made any representations, warranties or covenants to Purchaser, including without limitation, any warranties, representations or covenants of or relating to the Company, its business, assets, liabilities, financial condition and/or the transaction contemplated herein. Purchaser acknowledges that the sale contemplated herein is on an “as is” basis. Purchaser and Company, each jointly and severally, for and on behalf of itself and on behalf of their respective past, present, and future officers, directors, stockholders, attorneys, agents, servants, representatives, employees, subsidiaries, parent corporations, affiliates, predecessors, assigns, and insurers, does hereby release, remise and forever discharge Seller and Seller’s past, present, and future officers, directors, stockholders, attorneys, agents, servants, representatives, employees, subsidiaries, parent corporations, affiliates, predecessors, assigns, insurers, and all other persons, firms, or corporations with whom any of the former have been, are now, or may hereafter be affiliated (collectively the

“Released Parties”), of and from any and all actions, causes of action, claims, demands, damages, and liability of any nature whatsoever, in law or in equity, known or unknown, whether asserted or unasserted, which Purchaser and/or Company ever had, now have, or in the future may have against the Released Parties on account of any matter or thing whatsoever from the beginning of the world to the date of these presents.
     6. Miscellaneous.
          6.1 Further Assurances. Seller will, at the request of Purchaser from time to time, execute and deliver such further documents and instruments and will take such other action reasonably required to consummate the transactions contemplated by this Agreement.
          6.2 No Brokers. Each party hereby represents and warrants to the other that it has not engaged or dealt with any broker or other person who may be entitled to any brokerage fee or commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby. Each of the parties hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against a party as a result of such other party’s dealings, arrangements or agreements with any such broker or person.
          6.3 Press Releases and Public Announcements. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior approval of the other party.
          6.4 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.
          6.5 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.
          6.6 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.
          6.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.
          6.8 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          6.9 Governing Law; Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (thereof or any other jurisdiction) that would cause the application of the laws of any other jurisdiction. Purchaser hereby: (a) consents to the exclusive jurisdiction of any state or federal court located within the State of Texas, County of Cameron; (b) irrevocably agrees that, subject to Seller’s election, all actions or proceedings relating to this Agreement or the transactions contemplated hereunder shall be litigated in such courts; (c) irrevocably consents and submits to the jurisdiction and venue of any such court; and (d) waives any objection it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court.
          6.10 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
          6.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.
          6.12 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement and the other Transaction Documents. In the event an ambiguity or question of intent or interpretation arises, the Transaction Documents shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision thereof. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. Nothing in any Schedule hereto shall be deemed adequate to disclose an exception to a representation or warranty made herein unless it identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. Time is of the essence with respect to any obligation of Purchaser to pay any sums to Seller under any of the Transaction Documents.
          6.13 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.
          6.14 Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.

SELLER: FIRSTPLUS ENTERPRISES, INC., a Texas corporation
BY:	/s/ William L. Handley
NAME: William L. Handley
TITLE: CFO

PURCHASER: STALWART ENTERPRISES, INC., a Texas corporation
BY:	/s/ Martin K. Ward its President
NAME: Martin K. Ward
TITLE: President

STOCK PURCHASE AGREEMENT
LIST OF EXHIBITS AND SCHEDULES TO STOCK PURCHASE AGREEMENT

Exhibit “A”	Promissory Note

Exhibit “B”	Pledge Agreement

Exhibit “C”	Guaranty

Exhibit “D”	Security Agreement

Exhibit “E”	Bill of Sale

Schedule “1”	Officers and Directors

Schedule “2”	Assets to be Transferred to Seller

Schedule “3”	Litigation

EXHIBIT “A”
PROMISSORY NOTE
PROMISSORY NOTE
March 31, 2008
$3,200,000.00

FOR VALUE RECEIVED, Stalwart Enterprises, Inc., a Texas corporation with an address of 8409 Pickwick Lane #383, Dallas, Texas 75225 (“Maker”), promises to pay to the order of FirstPlus Enterprises, Inc., a Texas corporation with an address of 122 West John Carpenter Freeway, Suite 450, Irving, Texas 75039 (“Payee”), the principal sum of Three Million Two Hundred Thousand Dollars ($3,200,000.00), together with interest thereon at the Interest Rate (as defined below) or the Default Rate (as defined below), as applicable, in lawful money of the United States, by wire transfer to an account designated by Payee or, in the absence of such designation, by certified or bank cashier’s checks payable to Payee delivered to Payee at such address, in immediately available funds, without counterclaim or setoff and free and clear of, and without deduction or withholding for, any taxes or other payments. Time is of the essence of this Promissory Note (this “Note”).
     1. Security. This Note is executed and delivered in connection that certain Stock Purchase Agreement of even date herewith, pursuant to which Payee sold to Maker one hundred percent (100%) of the issued and outstanding stock of Olé Auto Group, Inc. (“Company”). This Note is secured by that certain Pledge Agreement from Maker of even date herewith and guaranteed by Company and secured by its assets pursuant to that certain Guaranty and Security Agreement of even date herewith (hereinafter the aforementioned documents, to wit: the Stock Purchase Agreement, Pledge Agreement, Guaranty and Security Agreement are collectively referred to as the “Transaction Documents”).
     2. Interest. Interest (calculated on the basis of a 365-day or 366-day year and the actual number of days elapsed, as applicable) on the unpaid principal balance of this Note shall accrue from the date hereof at the rate of interest of six percent (6%) per annum (the “Interest Rate”). If Maker shall fail to pay when due any sum payable hereunder, all sums payable hereunder shall be accelerated and shall be immediately due and payable in full without notice, demand or other action by Payee, and interest shall commence to accrue and be payable hereunder on all such sums at an annual interest rate equal to twelve percent (12%) per annum (the “Default Rate”). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note. Maker acknowledges that: (i) such additional rate is a material inducement to Payee to make the loan hereby evidenced (the “Loan”); (ii) Payee would not have made the Loan in the absence of the agreement of Maker to pay such additional rate; (iii) such additional rate represents compensation for increased risk to Payee that the Loan will not be repaid; and (iv) such rate is not a penalty and represents a reasonable estimate of compensation to Payee for losses that are difficult to ascertain.
3.	Payments; Prepayment.

          3.1 No payments shall be due hereunder until April 1, 2009. Commencing April 1, 2009, Maker shall pay to Payee the original principal balance of this Note, together with all accrued and unpaid interest for the period April 1, 2008 to March 31, 2009, in seventy-one (71) monthly installments of principal and interest of $21,854.70 each and a seventy-second (72nd) installment of principal and interest of $2,990,909.27, (which amounts were determined on the basis of a twenty-five (25) year principal amortization schedule), which installments shall be due and payable on the first (1st) day of each calendar month commencing April 1, 2009 and continuing on the first (1st) day of each consecutive calendar month thereafter until April 1, 2015, at which time all principal and accrued interest and other sums hereunder shall be immediately due and payable in full. Notwithstanding the foregoing, and provided that no Event of Default shall have occurred, Maker shall have a onetime option, exercisable by giving written notice to Payee at least sixty (60) days, but no more than one hundred and eighty days (180) prior to April 1, 2015, to extend the Final Payment Date to March 31, 2020. Notwithstanding such extension, Maker shall continue to make regular monthly installments of principal and interest pursuant to Section 3.1.
          3.2 At any time and from time to time hereafter, Maker may prepay all or any part of the principal balance without penalty or premium, provided that any such prepayment of principal shall be accompanied by the payment of all accrued and unpaid interest thereon to the date of such prepayment.
     3.3 Maker shall provide to Payee, within sixty (60) days after the end of each fiscal year of Ole´ Auto Group, Inc., a Texas corporation (“OAG”), financial statements reflecting, in reasonable detail, a balance sheet for the operation of OAG, a fully itemized statement of the gross income and expenses of OAG for such fiscal year, and a profit and loss statement for OAG, all in form reasonably acceptable to Payee (collectively, “Financials”). Maker agrees to make or cause to be made available to Payee, the books and accounts relating to OAG’s operations, upon written request at any reasonable time and further agrees to furnish Payee with such additional financial statements or information as may be reasonably requested from time to time by Payee. In the event that the Financials indicate that OAG is operating at a negative cash flow position, Maker may request that the commencement of monthly payments pursuant to Section 3.1 hereof be postponed until April 1, 2010 by making a written request to Payee at least ninety (90) days prior to April 1, 2009. Payee shall submit the Financials to Payee’s independent auditor for an analysis of the cash flow position of OAG and if such independent auditor confirms the cash flow position as reflected in the Financials, Payee shall grant such postponement. If Payee’s independent auditor does not confirm the cash flow position as reflected in the Financials, Payee shall not grant such postponement and monthly payments shall commence on April 1, 2009. The opinion of Payee’s independent auditor shall be conclusive regarding the cash flow position of OAG.
     4. Post-Judgment Interest; Usury. Any judgment obtained for sums due under this Note shall accrue interest at the Default Rate until paid. Notwithstanding any provision contained herein, Maker’s liability for the payment of interest under this Note shall not exceed any limits imposed by any applicable usury law. If any provision of this Note requires interest payments in excess of the highest rate permitted by law, the provision in question shall be deemed to require only the highest such payment permitted by law. Any amounts theretofore received by Payee hereunder in excess of the maximum amount of interest so permitted shall be applied by Payee in reduction of the outstanding principal balance hereof or, if this Note shall have theretofore been paid in full, the amount of such excess shall be promptly returned by Payee to the Maker.
     5. Representations and Warranties. Maker represents and warrants to Payee that: (a) Maker’s execution and delivery of this Note and the enforceability against Maker of the transactions hereby contemplated have been duly authorized by all requisite corporate action; (b) this Note has been duly and validly executed and delivered by Maker and constitutes a legal, valid and binding obligation of Maker; (c) the execution and delivery of this Note by Maker does not, and the performance by it of the transactions hereby contemplated will not result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any terms, conditions or provisions of any note, debenture, security agreement, lien, mortgage or other agreement, instrument or obligation, oral or written, to which Maker is a party (whether as an original party or as an assignee or successor) or by which it or any of its properties is bound; (d) no approval or consent by any third party is required in connection with Maker’s execution and delivery of this Note and the transactions hereby contemplated.
     6. Default; Remedies.
          6.1 Default. Each of the following shall constitute an Event of Default (“Event of Default”) hereunder:
               (a) Maker shall fail to pay in full all sums due and payable hereunder on the date such sums first become due and payable hereunder or Maker shall fail to pay in full, within five (5) days following written demand, any other sum due and payable hereunder;
               (b) Maker shall violate or fail to perform or otherwise breaches any agreement, term, covenant or condition herein contained other than as specified in Section 6.1(a) above, and does not cure such default within twenty (20) days following written notice of such default, or, if such default cannot reasonably be cured during such period, commenced to cure such default prior to the expiration of such period and diligently continues to cure such default within a reasonable time;
               (c) Maker and/or Company shall default in the performance of any obligations, agreements or covenants of Maker or Company, as the case may be, under any of the other Transaction Documents, after the expiration of any and all applicable periods of notice, grace and opportunity to cure, and provided that such default is not cured within the applicable period of grace and opportunity to cure;
               (d) Any representation or warranty made by Maker and/or Company hereunder or under any of the other Transaction Documents is untrue in any material respect;
               (e) Maker and/or Company shall become insolvent or bankrupt in any sense, commit an act of bankruptcy, make an assignment for the benefit of creditors or offer a composition or settlement to creditors, or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Maker and/or Company, or a bill in equity or other proceeding for the appointment of a receiver, trustee, liquidator, conservator or similar official for any of Maker’s or Company’s assets is commenced, or if any of the real or personal property of Maker or Company shall be levied upon by any sheriff, marshal or constable; provided, however, that any proceeding brought by anyone other than Maker, Company or Payee under any bankruptcy, reorganization arrangement, insolvency, readjustment, receivership or similar law shall not constitute a default until such proceeding, decree, judgment or order has continued unstayed for more than twenty (20) consecutive days;

               (f) The entry of a judgment or judgments against Maker and/or Company in excess of $50,000.00 in the aggregate and the failure of Maker or Company, as the case may be, to discharge or bond over the judgment(s) within twenty (20) days of the entry thereof; or
               (g) The dissolution or termination of existence of Maker, Company or any guarantor of any of Maker’s obligations hereunder or under any of the other Transaction Documents including, without limitation, by operation of law as a result of a merger (in which it does not survive), consolidation or other form of reorganization, or the sale, transfer, exchange, pledge, mortgage, encumbrance or other disposition, liquidation or hypothecation of substantially all of Maker’s or Company’s assets.
          6.2 Remedies. Upon the occurrence of an Event of Default, Payee may enforce payment of this Note in whole or in part at any time and by any remedy available to Payee hereunder, at law or in equity.
     7. Miscellaneous.
          7.1 Waiver of Defenses. Maker and all endorsers and guarantors of this Note severally waive presentment, demand, protest, and notice of nonpayment. Maker and all endorsers and guarantors hereof consent to any number of renewals or extensions of the time of payment hereof without notice to any of those parties. The granting, without notice, of any extension of time for the payment of any sum due under this Note or for the performance of any covenant, condition, or agreement hereof, or the taking or release of other or additional security shall in no way release or discharge the liability of Maker or of any such endorsers or guarantors.
          7.2 Remedies Cumulative. All remedies, and the warrants of attorney herein contained, shall be cumulative and concurrent, may be pursued singly, successively or concurrently at Payee’s discretion and exercised as often as occasion therefor shall occur. The failure to exercise any right or remedy shall in no event be construed as a waiver or release thereof. No delay on the part of Payee in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Payee of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.
          7.3 Enforcement Costs. In addition to all other sums due and payable hereunder, Maker shall fail to pay when due all sums payable hereunder, if Payee at any time retains one or more attorneys to enforce any obligation of Maker hereunder and Payee is wholly or partially successful, then, upon written notice from Payee, Maker shall pay Payee’s reasonable attorney’s fees, expenses and litigation costs, if any. Any such attorney’s fees, expenses and litigation costs payable by Maker to Payee shall be added to the principal balance hereof.
          7.4 Binding Effect; Assignment. This Note and all rights, obligations and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. The words “Payee” and “Maker” whenever occurring herein shall be deemed and construed to include their respective successors and assigns. If more than one person signs this Note, notwithstanding the failure by any other person to execute this Note, each such person shall be jointly and severally obligated hereunder. Payee may transfer, assign or pledge this Note and the transferee, assignee, or pledgee shall become vested with all of Payee’s rights and remedies with respect to this Note. Maker shall not assign any of its rights, duties, liabilities and obligations hereunder without Payee’s written consent.
          7.5 Construction of Terms; Headings. Whenever used, the singular shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders. The headings preceding the text of the sections and paragraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Note nor shall they affect its meaning, construction or effect. The word “Maker” whenever used herein is intended to and shall be construed to mean each of the persons or entities who have executed this Note and their respective heirs, legal representatives, successors and assigns, and the liability of each person or entity named as Maker shall be joint and several. The word “Payee” whenever used herein is intended to and shall be construed to mean the Payee or its successors and assigns. This Note and all rights and powers granted hereby shall bind Maker and its respective heirs, executors, administrators, successors and assigns and inure to the benefit of Payee and their respective heirs, executors, administrators, successors and assigns. The word “person” shall mean individual, corporation, partnership, limited liability company, joint venture or unincorporated association. The use of any gender shall include all genders. The singular number shall include the plural and the plural the singular as the context may require. If Maker is more than one person, all obligations, agreements, covenants, conditions, provisions, stipulations, warrants of attorney, authorizations, waivers, releases, options, undertaking, rights and benefit made or given by Maker shall be joint and several, and shall bind and affect all persons who are defined as “Maker” as fully as though all of them were specifically named herein wherever the word “Maker” is used. If Payee is more than one person, all obligations, agreements, covenants, conditions, provisions, stipulations, warrants of attorney, authorizations, waivers, releases, options, undertaking, rights and benefit made or given by Payee shall be deemed made or given to each Payee, and to all of them, as fully as though all of them were specifically named herein wherever the word “Payee” is used.
          7.6 Severability; Modification. The provisions of this Note are deemed severable. The invalidity or unenforceability of any provision shall not affect or impair the remaining provisions, which shall continue in full force and effect. No modification of this Note shall be binding or enforceable unless in writing and signed by or on behalf of the person against whom enforcement is sought.
          7.7 Replacement of Promissory Note. Upon receipt of an affidavit of an officer of Payee as to the loss, theft, destruction or mutilation of this Note or any other Transaction Documents, Maker will issue in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.
          7.8 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) upon confirmation of facsimile, (ii) one business day following the date sent when sent by overnight delivery and (iii) three (3) business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid, at the address for the recipient listed in the introductory paragraph of this Note. Maker or Payee may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Maker or Payee may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other at least five (5) business days’ notice in the manner herein set forth.
          7.9 Governing Law; Jurisdiction and Venue. This Note shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (thereof or any other jurisdiction) that would cause the application of the laws of any other jurisdiction. Maker hereby: (a) consents to the exclusive jurisdiction of any state or federal court located within the State of Texas, County of Cameron; (b) irrevocably agrees that, subject to Payee’s election, all actions or proceedings relating to this Agreement or the transactions contemplated hereunder shall be litigated in such courts; (c) irrevocably consents and submits to the jurisdiction and venue of any such court; and (d) waives any objection it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court.

SIGNATURES APPEAR ON THE FOLLOWING PAGE

          IN WITNESS WHEREOF, intending to be legally bound hereby, Maker has caused the execution and delivery of this Note by its duly authorized manager as of the date first above written.

MAKER: STALWART ENTERPRISES, INC., a Texas corporation
BY:
Name:
Title:

AMORTIZATION SCHEDULE
Principal borrowed: $3,392,000.00
Annual Payments: 12 Total Payments: 72
Annual interest rate: 6.00% Periodic interest rate: 0.5000%
Regular Payment amount: $21,854.70 Final Balloon Payment: $2,990,909.27

Pmt	Principal	Interest	Cum Prin	Cum Int	Prin Bal

1	4894.70	16960.00	4894.70	16960.00	3387105.30
2	4919.17	16935.53	9813.87	33895.53	3382186.13
3	4943.77	16910.93	14757.64	50806.46	3377242.36
4	4968.49	16886.21	19726.13	67692.67	3372273.87
5	4993.33	16861.37	24719.46	84554.04	3367280.54
6	5018.30	16836.40	29737.76	101390.44	3362262.24
7	5043.39	16811.31	34781.15	118201.75	3357218.85
8	5068.61	16786.09	39849.76	134987.84	3352150.24
9	5093.95	16760.75	44943.71	151748.59	3347056.29
10	5119.42	16735.28	50063.13	168483.87	3341936.87
11	5145.02	16709.68	55208.15	185193.55	3336791.85
12	5170.74	16683.96	60378.89	201877.51	3331621.11

13	5196.59	16658.11	65575.48	218535.62	3326424.52
14	5222.58	16632.12	70798.06	235167.74	3321201.94
15	5248.69	16606.01	76046.75	251773.75	3315953.25
16	5274.93	16579.77	81321.68	268353.52	3310678.32
17	5301.31	16553.39	86622.99	284906.91	3305377.01

Pmt	Principal	Interest	Cum Prin	Cum Int	Prin Bal
18	5327.81	16526.89	91950.80	301433.80	3300049.20
19	5354.45	16500.25	97305.25	317934.05	3294694.75
20	5381.23	16473.47	102686.48	334407.52	3289313.52
21	5408.13	16446.57	108094.61	350854.09	3283905.39
22	5435.17	16419.53	113529.78	367273.62	3278470.22
23	5462.35	16392.35	118992.13	383665.97	3273007.87
24	5489.66	16365.04	124481.79	400031.01	3267518.21

25	5517.11	16337.59	129998.90	416368.60	3262001.10
26	5544.69	16310.01	135543.59	432678.61	3256456.41
27	5572.42	16282.28	141116.01	448960.89	3250883.99
28	5600.28	16254.42	146716.29	465215.31	3245283.71
29	5628.28	16226.42	152344.57	481441.73	3239655.43
30	5656.42	16198.28	158000.99	497640.01	3233999.01
31	5684.70	16170.00	163685.69	513810.01	3228314.31
32	5713.13	16141.57	169398.82	529951.58	3222601.18
33	5741.69	16113.01	175140.51	546064.59	3216859.49
34	5770.40	16084.30	180910.91	562148.89	3211089.09
35	5799.25	16055.45	186710.16	578204.34	3205289.84
36	5828.25	16026.45	192538.41	594230.79	3199461.59

37	5857.39	15997.31	198395.80	610228.10	3193604.20
38	5886.68	15968.02	204282.48	626196.12	3187717.52
39	5916.11	15938.59	210198.59	642134.71	3181801.41
40	5945.69	15909.01	216144.28	658043.72	3175855.72
41	5975.42	15879.28	222119.70	673923.00	3169880.30
42	6005.30	15849.40	228125.00	689772.40	3163875.00

Pmt	Principal	Interest	Cum Prin	Cum Int	Prin Bal
43	6035.32	15819.38	234160.32	705591.78	3157839.68
44	6065.50	15789.20	240225.82	721380.98	3151774.18
45	6095.83	15758.87	246321.65	737139.85	3145678.35
46	6126.31	15728.39	252447.96	752868.24	3139552.04
47	6156.94	15697.76	258604.90	768566.00	3133395.10
48	6187.72	15666.98	264792.62	784232.98	3127207.38

49	6218.66	15636.04	271011.28	799869.02	3120988.72
50	6249.76	15604.94	277261.04	815473.96	3114738.96
51	6281.01	15573.69	283542.05	831047.65	3108457.95
52	6312.41	15542.29	289854.46	846589.94	3102145.54
53	6343.97	15510.73	296198.43	862100.67	3095801.57
54	6375.69	15479.01	302574.12	877579.68	3089425.88
55	6407.57	15447.13	308981.69	893026.81	3083018.31
56	6439.61	15415.09	315421.30	908441.90	3076578.70
57	6471.81	15382.89	321893.11	923824.79	3070106.89
58	6504.17	15350.53	328397.28	939175.32	3063602.72
59	6536.69	15318.01	334933.97	954493.33	3057066.03
60	6569.37	15285.33	341503.34	969778.66	3050496.66

61	6602.22	15252.48	348105.56	985031.14	3043894.44
62	6635.23	15219.47	354740.79	1000250.61	3037259.21
63	6668.40	15186.30	361409.19	1015436.91	3030590.81
64	6701.75	15152.95	368110.94	1030589.86	3023889.06
65	6735.25	15119.45	374846.19	1045709.31	3017153.81
66	6768.93	15085.77	381615.12	1060795.08	3010384.88
67	6802.78	15051.92	388417.90	1075847.00	3003582.10

Pmt	Principal	Interest	Cum Prin	Cum Int	Prin Bal
68	6836.79	15017.91	395254.69	1090864.91	2996745.31
69	6870.97	14983.73	402125.66	1105848.64	2989874.34
70	6905.33	14949.37	409030.99	1120798.01	2982969.01
71	6939.85	14914.85	415970.84	1135712.86	2976029.16
72	*2976029.16	14880.15	3392000.00	1150593.01	0.00

*	The final payment has been adjusted to account for payments having been rounded to the nearest cent.

EXHIBIT “B”
PLEDGE AGREEMENT
     This Pledge Agreement (this “Agreement”) made effective as of March 31, 2008, is made by Stalwart Enterprises, Inc., a Texas corporation (“Pledgor”) in favor FirstPlus Enterprises, Inc., a Texas corporation (“Secured Party”).
Background
     A. To induce Secured Party to extend credit to Pledgor pursuant to that certain Promissory Note dated of even herewith from Pledgor to Secured Party (as may be amended, restated, supplemented, or replaced from time to time, the “Note”), Pledgor executes and delivers this Agreement to Secured Party. All capitalized terms used herein and not otherwise defined shall have the same meanings assigned to such terms in the Note.
     B. This Agreement is given and is intended to provide additional security for the Note.
     NOW THEREFORE, for other good and sufficient consideration, the receipt of which is hereby acknowledged, Pledgor, intending to be legally bound, hereby covenants and agrees as follows:
     Pledgor, for the purpose of granting a continuing lien and security interest, does hereby assign, pledge, hypothecate, deliver and set over to Secured Party, its successors and assigns, for the benefit of Secured Party, the stock described on Schedule I attached hereto and made part hereof, together with any additions, exchanges, replacements, and substitutions therefore, and distributions with respect thereto, and the proceeds thereof (collectively, the “Pledged Collateral”).
     The pledge and security interest described herein shall continue in effect to secure the Note until the Note has been indefeasibly paid and satisfied in full.
     Pledgor hereby represents and warrants that:
          Except as pledged herein, Pledgor has not sold, assigned, transferred, pledged or granted any option or security interest in or otherwise hypothecated the Pledged Collateral in any manner whatsoever and the Pledged Collateral is pledged herewith free and clear of any and all liens, security interests, encumbrances, claims, pledges, restrictions, legends, and options;
          Pledgor has the full power and authority to execute, deliver, and perform under this Agreement and to pledge the Pledged Collateral hereunder;
          This Agreement constitutes the valid and binding obligation of Pledgor, enforceable in accordance with its terms, and the pledge of the Pledged Collateral referred to herein is not in violation of and shall not create any default under any agreement, undertaking or obligation of Pledgor;
          The Pledged Collateral has been duly and validly authorized and issued by the issuer thereof;
          Contemporaneously with the execution hereof, Pledgor is delivering to Secured Party all stock certificates, representing or evidencing the Pledged Collateral, accompanied by duly executed instruments of transfer or assignments in blank, to be held by Secured Party in accordance with the terms hereof;
          Pledgor hereby confirms that Secured Party is authorized to file all UCC-1 financing statements that are required under the UCC (as defined below) to perfect any security interest granted hereunder;

     If an Event of Default occurs under the Note then Secured Party may, at its sole option, exercise from time to time with respect to the Pledged Collateral any and/or all rights and remedies available to it hereunder, under the Note and/or under the Uniform Commercial Code as adopted from time to time in the State of Texas (“UCC”), or otherwise available to it, at law or in equity, including, without limitation, the right to dispose of the Pledged Collateral at public or private sale(s) or other proceedings, and Pledgor agrees that, if permitted by law, Secured Party or its nominee may become the purchaser at any such sale(s). Any such sale shall be conducted on not less than ten (10) days prior written notice to Pledgor.
     In addition to all other rights granted to Secured Party herein or otherwise available at law or in equity, Secured Party shall have the following rights, each of which may be exercised at Secured Party’s sole discretion (but without any obligation to do so), at any time following the occurrence of an Event of Default under the Note, without further consent of Pledgor: (i) transfer the whole or any part of the Pledged Collateral into the name of itself or its nominee or to conduct a sale of the Pledged Collateral in accordance with Section 4 hereof, pursuant to the UCC or pursuant to any other applicable law; (ii) vote the Pledged Collateral; (iii) notify the persons obligated on any of the Pledged Collateral to make payment to Secured Party of any amounts due or to become due thereon; and (iv) release, surrender or exchange any of the Pledged Collateral at any time, or to compromise any dispute with respect to the same. Secured Party may proceed against the Pledged Collateral, or any other collateral securing the Note, in any order, and against Pledgor and any other obligor, jointly and/or severally, in any order to satisfy the Note. Pledgor waives and releases any right to require Secured Party to first collect any of the obligations secured hereby from any other collateral or any other party under any theory of marshalling of assets, or otherwise. All rights and remedies of Secured Party are cumulative, not alternative.
          Pledgor hereby irrevocably appoints Secured Party its attorney-in-fact, subject to the terms hereof, following the occurrence of an Event of Default under the Note at Secured Party’s option: (i) to effectuate the transfer of the Pledged Collateral on the books of the issuer thereof to the name of Secured Party for the purpose set forth in Section 5(a)(i) above or to the name of Secured Party’s nominee, designee or assignee for the purpose of a sale conducted in accordance with Section 4 hereof; (ii) to endorse and collect checks payable to Pledgor representing distributions or other payments on the Pledged Collateral; and (iii) to exercise any other rights of Secured Party hereunder or as permitted by law.
     The proceeds of any Pledged Collateral received by Secured Party at any time, whether from the sale of Pledged Collateral or otherwise, may be applied to or on account of the obligations under the Note and in such order as Secured Party may elect. In addition, Secured Party may, in its discretion, apply any such proceeds to or on account of the payment of all costs, fees and expenses (including, without limitation, attorneys’ fees) which may be incurred by Secured Party.
     Pledgor recognizes that Secured Party may be unable to effect, or may effect only after such delay which would adversely affect the value that might be realized from the Pledged Collateral, a public sale of all or part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws (collectively, the “Securities Act”) and may be compelled to resort to one or more private sales to a restricted group of purchasers, all of whom qualify as accredited investors (as defined in the Securities Act) who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor agrees that any such private sale may be at prices and on terms less favorable to Secured Party or the seller than if sold at public sales, and therefore recognizes and confirms that such private sales shall not be deemed to have been made in a commercially unreasonable manner solely because they were made privately. Pledgor agrees that Secured Party has no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act. Secured Party shall not sell or cause the sale of any of the Pledged Collateral in violation of the Securities Act or other law.
     In the event that any reclassification, readjustment or other change is made or declared in the Pledged Collateral or Pledgor acquires or in any other manner receives additional shares, or any option included within the Pledged Collateral is exercised, any and all new, substituted or additional interest, or other securities, issued by reason of any such change or exercise, shall be delivered to and held by Secured Party under the terms hereof in the same manner as the Pledged Collateral originally pledged hereunder. No distribution may be paid to or retained by

Pledgor unless expressly permitted in the Loan Agreement.
     So long as no Default or Event of Default has occurred under the Note, and, until Secured Party notifies Pledgor in writing of the exercise of its rights hereunder, Pledgor shall retain the sole right to vote the Pledged Collateral and exercise all rights of ownership with respect to all corporate or company questions for all purposes not inconsistent with the terms hereof. Pledgor shall execute in favor of Secured Party voting proxies for the Pledged Collateral upon Secured Party’s request from time to time.
     Secured Party shall have no obligation to take any steps to preserve, protect or defend the rights of Pledgor or Secured Party in the Pledged Collateral against other parties. Secured Party shall have no obligation to sell or otherwise deal with the Pledged Collateral at any time for any reason, whether or not upon request of Pledgor, and whether or not the value of the Pledged Collateral, in the opinion of Secured Party or Pledgor, is more or less than the aggregate amount of the obligations secured hereby, and any such refusal or inaction by Secured Party shall not be deemed a breach of any duty which Secured Party may have under law to preserve the Pledged Collateral. Except as provided by applicable law, no duty, obligation or responsibility of any kind is intended to be delegated to or assumed by Secured Party at any time with respect to the Pledged Collateral.
     To the extent Secured Party is required by law to give Pledgor prior notice of any public or private sale, or other disposition of the Pledged Collateral, Pledgor agrees that ten (10) days prior written notice to Pledgor shall be a commercially reasonable and sufficient notice of such sale or other intended disposition.
     Pledgor shall indemnify, defend and hold harmless Secured Party from and against any and all claims, losses and liabilities resulting from any breach by Pledgor of Pledgor’s representations and covenants under this Agreement.
     For purposes hereof, Pledgor hereby waives notice of (a) acceptance of this Agreement, (b) the existence and incurrence from time to time of any obligations under the Note, (c) the existence of any Event of Default, the making of demand, or the taking of any action by Secured Party under the Note and (d) demand and default hereunder.
     Pledgor hereby consents and agrees that Secured Party may at any time or from time to time pursuant to the Note (a) extend or change the time of payment and/or the manner, place or terms of payment of any and all obligations under the Note, (b) supplement, amend, restate, supersede, or replace the Note, (c) renew, extend, modify, increase or decrease loans and extensions of credit under the Note, (d) modify the terms and conditions under which loans and extensions of credit may be made under the Note, (e) settle, compromise or grant releases for any obligations under the Note and/or any person or persons liable for payment of any obligations under the Note, (f) exchange, release, surrender, sell, subordinate or compromise any collateral of any party now or hereafter securing any of the obligations under the Note and (g) apply any and all payments received from any source by Secured Party at any time against the obligations under the Note in any order as Secured Party may determine; all of the foregoing in such manner and upon such terms as Secured Party may determine and without notice to or further consent from Pledgor and without impairing or modifying the terms and conditions of this Agreement which shall remain in full force and effect.
     This Agreement shall remain in full force and effect and shall not be limited, impaired or otherwise affected in any way by reason of (a) any delay in making demand on Pledgor for, or delay in enforcing or failure to enforce, performance or payment of Pledgor’s obligations under the Note, (b) any failure, neglect or omission on Secured Party’s part to perfect any lien upon, protect, exercise rights against, or realize on, any property of Pledgor or any other party securing the obligations under the Note, (c) any failure to obtain, retain or preserve, or the lack of prior enforcement of, any rights against any person or persons or in any property, (d) the invalidity or unenforceability of any obligations under the Note, (e) the existence or nonexistence of any defenses which may be available to Pledgor with respect to the obligations under the Note, or (f) the commencement of any bankruptcy, reorganization, liquidation, dissolution or receivership proceeding or case filed by or against any Pledgor.
     Pledgor covenants and agrees that Pledgor shall not, without the prior written consent of Secured Party, sell, encumber or grant any lien, security interest or option on or with respect to any of the Pledged Collateral.

     Any failure of or delay by Secured Party to exercise any right or remedy hereunder shall not be construed as a waiver of the right to exercise the same or any other right or remedy at any other time.
     This Agreement constitutes the entire agreement between the parties hereto regarding the subject matter hereof and may be modified only by a written instrument signed by Pledgor and Secured Party.
     This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by and construed in accordance with the laws of the State of Texas applied to contracts to be performed wholly within the State. Any judicial proceeding brought by or against Pledgor with respect to any of the obligations secured by the Note, this Agreement, or any related agreement may be brought in any court of competent jurisdiction in the State of Texas, County of Cameron, United States of America, and, by execution and delivery of this Agreement, Pledgor accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Pledgor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Secured Party to bring proceedings against Pledgor in the courts of any other jurisdiction. Pledgor waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Pledgor waives the right to remove any judicial proceeding brought against Pledgor in any state court to any federal court. Any judicial proceeding by Pledgor against Secured Party involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of Cameron, State of Texas.
     All communications which Secured Party may provide to Pledgor herein shall be sent to Pledgor at the address set forth in the Note.
     This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.
     [INTENTIONALLY OMITTED]
     Notwithstanding anything to the contrary contained herein, Pledgor shall have the right, with the prior written consent of Secured Party, which consent shall not be unreasonably withheld or delayed, to grant a security interest in the Pledged Collateral to one or more lenders as security for a loan or loans to Pledgor (the “Additional Financing”) and Secured Party agrees to subordinate its interest in the Pledged Collateral to such lender or lenders; provided, however, that (a) Pledgor shall give Secured Party at least five (5) days prior written notice and time to review the details of any such Additional Financing, and (b) Pledgor shall provide such information and documentation regarding such Additional Financing as Secured Party shall reasonably request; and provided further that if Pledgor has provided all such information and documentation and Secured Party fails to respond within five (5) days of receipt thereof, Secured Party shall be deemed to have consented to such Additional Financing.
     IN WITNESS WHEREOF, this Pledge Agreement has been executed and delivered as of the date first set forth above.

PLEDGOR: STALWART ENTERPRISES, INC., a Texas corporation
By:
Name:
Title:

SECURED PARTY: FIRSTPLUS ENTERPRISES, INC., a Texas corporation
By:
Name:
Title:

SCHEDULE I
Pledged Collateral
     The following Pledged Collateral is hereby pledged by Pledgor to Secured Party pursuant to the Pledge Agreement to which this Schedule is attached:

	State
Name of Entity	of Formation	Number of Shares Pledged
Olé Auto Group, Inc.	Texas	1,000

EXHIBIT “C”
GUARANTY
GUARANTY
     THIS GUARANTY is given and made effective the 31st day of March, 2008, by Olé Auto Group, Inc., a Texas corporation (“Guarantor”), with an address of 122 West John Carpenter Freeway, Suite 455, Irving, Texas 75039 in favor of FirstPlus Enterprises, Inc., a Texas corporation (“Secured Party”), with an address of 122 West John Carpenter Freeway, Suite 450, Irving, Texas 75039.
BACKGROUND
     A. Secured Party and Stalwart Enterprises, Inc., a Texas corporation (“Borrower”), are the parties to that certain Stock Purchase Agreement of even date herewith (“Agreement”), pursuant to which Secured Party sold to Borrower one hundred percent (100%) of the issued and outstanding stock of Guarantor (“Stock”).
     B. Secured Party advanced the sum of Three Million Two Hundred Thousand Dollars ($3,200,000) to Borrower pursuant to a Demand Promissory Note of even date herewith (“Note”) to finance the acquisition of the Stock.
     C. Pursuant to the Agreement, Borrower acquired one hundred percent (100%) of the Stock of Guarantor and Guarantor shall receive substantial direct and indirect benefits from the Agreement and the Note.
NOW THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, Guarantor hereby agrees as follows:
     1. Guaranty. Guarantor hereby unconditionally and irrevocably guarantees the payment and performance when due of Borrower’s duties, liabilities and obligations to Secured Party under the Note (collectively, the “Guaranteed Obligations”). Guarantor hereby acknowledges that Secured Party is relying upon Guarantor’s covenants herein. Guarantor undertakes to perform its duties, liabilities and obligations hereunder promptly and in good faith. Time is of the essence with respect to Guarantor’s duties, liabilities and obligations hereunder.
     2. Guaranty Absolute.

          2.1 Guarantor guarantees that the Guaranteed Obligations will be paid and performed strictly in accordance with their terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms. The liability of Guarantor hereunder is unlimited. This Guaranty is a guaranty of payment and performance, not merely collectability. This Guaranty is an agreement of suretyship as well as of guaranty and without being required to proceed first against Borrower, or any successor or assign of Borrower, or any other person or entity, or against any other security for the Guaranteed Obligations, Secured Party may proceed directly against Guarantor with respect to the enforcement of any one or more of the Guaranteed Obligations. Guarantor’s duties, liabilities and obligations hereunder are primary, absolute, independent, irrevocable and unconditional irrespective of: (a) any lack of validity or enforceability of any of the Guaranteed Obligations as against Borrower, or any successor or assign of Borrower; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any of the Guaranteed Obligations or any term, covenant, condition or provision hereof or thereof; (c) any exchange, release or non-perfection of any collateral for all or any of the Guaranteed Obligations; (d) any release or partial release of Guarantor; or (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Guarantor, Borrower, or any of their respective successors or assigns. Guarantor’s duties, liabilities and obligations hereunder shall remain in full force and effect until all of the Guaranteed Obligations are fully, finally and irrevocably paid, complied with and performed. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of Guarantor, Borrower or any successor or assign of Borrower, or otherwise, as though such payment had not been made.
          2.2 Guarantor hereby authorizes Borrower, or any successor or assign of Borrower, without notice and without affecting Guarantor’s liability hereunder, from time to time to amend, modify, or supplement any of the Guaranteed Obligations or any term, covenant, condition or provision thereof.
          2.3 Guarantor hereby waives any right or defense arising by reason of: (a) the legal disability or incapacity or lack of due organization, valid existence, good standing under the laws of any jurisdiction, due execution or delivery of this Guaranty or the Note or any corporate approvals, power or authority required to enter into this Guaranty or the Note; (b) any statute of limitations in any action hereunder or otherwise in respect of any of the Guaranteed Obligations; (c) any statute or rule of law which provides that the duties, liabilities or obligations of a guarantor must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any bankruptcy, insolvency, reorganization, arrangement, liquidation, moratorium or similar laws or equitable principles affecting the enforcement of creditors’ rights or remedies generally, including court decisions, now or hereafter in effect and as rights to indemnity may be limited by applicable law or equitable principles; (e) any “one action” or “anti-deficiency” law or any other law which may prevent Secured Party from bringing any action, including a claim for deficiency, against Guarantor, before or after Secured Party’s commencement or completion of any foreclosure action, either judicially or by exercise of a power of sale; (f) any usury or similar laws; (g) any election of remedies by Secured Party which terminates or otherwise adversely affects Guarantor’s subrogation rights or Guarantor’s rights to proceed against Borrower, or any successor or assign of Borrower, for reimbursement, including, any loss of rights Guarantor may suffer by reason of any law limiting, qualifying, or discharging the Guaranteed Obligations; (h) any right to claim discharge of the Guaranteed Obligations on the basis of unjustified impairment of any collateral for the Guaranteed Obligations; (i) any defenses available to Borrower, or any successor or assign of Borrower, or otherwise available to Guarantor, at law or in equity, other than the full, final and irrevocable actual payment and performance of the Guaranteed Obligations; or (j) any claim of setoff, counterclaim, counter demand, recoupment or similar right, whether such claim, demand or right may be asserted by Guarantor, Borrower, any successor or assign of Borrower, or any person claiming by or through any of them.
          2.4 Guarantor will not exercise any rights which it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all the Guaranteed Obligations shall have been indefeasibly paid in full. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all the Guaranteed Obligations shall not have been indefeasibly paid in full, such amount shall be held in trust for the benefit of Secured Party and promptly (which in no event shall exceed thirty (30) days) paid to Secured Party to be applied towards the Guaranteed Obligations, whether matured or unmatured. If payment is made by Borrower, or any successor or assign of Borrower, or by any third party, on the Guaranteed Obligations, voluntarily or otherwise, and thereafter Secured Party is forced to remit the amount of that payment to a trustee in bankruptcy or to any similar person under any federal or state bankruptcy law or law for the relief of debtors, the Guaranteed Obligations shall be considered unpaid for the purpose of enforcement of this Guaranty. Although the amount of the Guaranteed Obligations may from time to time be zero dollars ($0.00), so long as any of the Guaranteed Obligations remain unpaid, this Guaranty shall not thereby terminate.
     3. Security Agreement. This Guaranty is secured by the collateral referenced in that certain Security Agreement of even date herewith between Guarantor and Secured Party (“Security Agreement”).
     4. Representations and Warranties. Guarantor hereby represents, warrants and covenants that: (a) this Guaranty is executed at Borrower’s request and not at the request of Secured Party; (b) Guarantor has full right, power and authority to enter into and perform its duties, liabilities and obligations hereunder, and each agreement, document, instrument or certificate delivered by Guarantor in connection herewith, and to consummate the transactions contemplated herein and therein; (c) Guarantor’s execution and delivery of this Guaranty, and each agreement, document, instrument or certificate delivered by Guarantor in connection herewith, does not, and the performance by Guarantor of the transactions contemplated hereunder or thereunder will not, result in a violation or breach of any agreement to which Guarantor is a party; (d) Guarantor has obtained any necessary approval or consent of any third party to Guarantor’s execution and delivery of this Guaranty, and each agreement, document, instrument or certificate delivered by Guarantor in connection herewith; (e) this Guaranty, the Security Agreement and each agreement, document, instrument or certificate delivered by Guarantor in connection herewith, is binding and enforceable against Guarantor in accordance with its terms.
     5. Interest. All sums payable hereunder by Guarantor not paid when due shall bear interest at the highest rate of interest provided in the Note.
     6. Remedies.
          6.1 Secured Party may exercise any right, power or remedy permitted hereunder, at law or in equity.

          6.2 If Secured Party at any time retains one or more attorneys to enforce any obligation of Guarantor hereunder, or to defend itself against any claim by Guarantor, whether or not suit is filed, and Secured Party is wholly or partially successful, then, upon written demand, Guarantor shall pay Secured Party’s reasonable attorney’s fees, expenses and litigation costs, if any. Any such attorney’s fees, expenses and litigation costs payable by Guarantor to Secured Party shall, until paid, bear interest at the Default Rate (as defined in the Note). Guarantor shall indemnify, defend and hold Secured Party harmless from and against any and all liabilities, losses, fees, costs, expenses and damages (including, without limitation, reasonable attorneys’, accounting, consulting or other professional fees or expenses) which Secured Party may incur as a result of or in connection with any default by Guarantor hereunder. Guarantor shall pay, within five (5) days of written notice or demand from Secured Party, all reasonable fees, costs and expenses of Secured Party in connection with the default, collection, waiver or amendment hereof, or in connection with Secured Party’s exercise, preservation or enforcement of any of its rights or remedies hereunder, including, without limitation, reasonable attorneys’, accounting, consulting or other professional fees or expenses, and the amount of all such expenses shall, until paid, bear interest at the Default Rate.
          6.3 The rights and remedies of Secured Party as provided herein shall be cumulative and concurrent, and may be pursued singly, successively or concurrently at the sole discretion of Secured Party. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same. Secured Party shall not by any act or omission be deemed to waive any of such rights or remedies unless such waiver is in writing and executed by Secured Party, and then only to the extent specifically set forth therein. A waiver of one event shall not be construed as continuing or as a bar to or waiver of such right or remedy upon a subsequent event.

     7. Due Execution and Authorization. Guarantor represents and warrants that it: (i) is a corporation, incorporated and in good standing under the laws of the jurisdiction of its legal existence pursuant to the first paragraph hereof; (ii) has the legal capacity, power and authority to execute and deliver, and perform its obligations under, this Guaranty; (vi) has taken all actions necessary to authorize and permit its execution and delivery of, and performance under, this Guaranty; (v) has duly executed and delivered this Guaranty, which constitute its legal, valid and binding obligations, enforceable in accordance with their terms and conditions; and (vi) is not required to give any notice to any third party in connection with this Guaranty.
     8. Waivers.
          8.1 Guarantor expressly waives presentment for payment, demand, notice of dishonor, notice of acceptance, protest, notice of protest, promptness, diligence, and any other notice of any kind.
          8.2 Guarantor hereby waives and releases all procedural errors, defects and imperfections in any proceedings instituted by Secured Party hereunder, as well as all benefit that might accrue to Guarantor by virtue of any present or future laws exempting any property, real, personal or mixed, or any part of the proceeds arising from any sale of such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment. Guarantor agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, or upon any writ of execution issued thereon, may be sold upon any such writ in whole or in part in any order desired by Secured Party.
          8.3 [INTENTIONALLY OMITTED]
     9. Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (thereof or any other jurisdiction) that would cause the application of the laws of any other jurisdiction.
     10. Jurisdiction and Venue. Guarantor hereby: (a) consents to the exclusive jurisdiction of any state or federal court located within the State of Texas, County of Cameron; (b) irrevocably agrees that, subject to Secured Party’s election, all actions or proceedings relating to the Note or the transactions contemplated hereunder shall be litigated in such courts; (c) irrevocably consents and submits to the jurisdiction and venue of any such court and (d) waives any objection it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court. Nothing contained in this Section shall affect the right of Secured Party to serve legal process in any other manner permitted by law or affect the right of Secured Party to bring any action or proceeding against Guarantor or its property in the courts of any other jurisdiction.
     11. Notices. All notices, demands or requests required or permitted to be made pursuant to or under this Guaranty must be in writing and mailed, postage prepaid and by certified or registered mail, return receipt requested, or delivered by reputable independent overnight delivery service providing written evidence of delivery, or by hand delivery by a reputable independent courier providing written evidence of delivery, addressed to Guarantor or Secured Party at its respective address first set forth above. Such notices, demands or requests shall be deemed to have been given and delivered on the earlier of the date of actual receipt thereof or (i) if by United States certified or registered mail, as of three (3) business days after the date of mailing, or on the date of actual receipt, whichever is earlier, (ii) if delivered by reputable overnight courier or delivery service, on the business day next succeeding the date on which the same was delivered by the sender to such courier, or (iii) if delivered by hand delivery by a reputable independent courier providing written evidence of delivery, on the business day on which the same was delivered by the sender to such courier. Guarantor or Secured Party may change the address to which such notices, demands or requests shall be mailed hereunder by written notice of such new address mailed to the other party hereto in accordance with the provisions of this Section. Notice given by legal counsel on behalf of any person shall be deemed to be given by such person.
     12. Succession. This Guaranty shall bind Guarantor and its successors and assigns and inure to the benefit of Secured Party and its successors and assigns.
     13. Integration Severability; Construction. This Guaranty is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Guaranty. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Guaranty, and no party is relying on any promise, agreement or understanding not set forth in this Guaranty. This Guaranty may not be amended or modified except by a written instrument describing such amendment or modification executed by Guarantor and Secured Party. The provisions of this Guaranty are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect. In determining the meaning hereof, no term shall be construed against the drafter. The word “person” shall mean individual, corporation, partnership, limited liability company, joint venture or unincorporated association. The singular shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders. The headings preceding the text of the sections and paragraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Guaranty nor shall they affect its meaning, construction or effect.
     IN WITNESS WHEREOF, intending to be legally bound hereby, Guarantor has signed or executed and delivered this Guaranty as of the date first above written.

OLÉ AUTO GROUP, INC., a Texas corporation
By:
, President

EXHIBIT “D”
SECURITY AGREEMENT
     THIS SECURITY AGREEMENT (this “Security Agreement”) is made and entered into effective as of March 31, 2008, by and between Olé Auto Group, Inc., a Texas corporation (“Guarantor”), with an address of 122 West John Carpenter Freeway, Suite 455, Irving, Texas 75039, and FirstPlus Enterprises, Inc., a Texas corporation (the “Secured Party”), with an address of 122 West John Carpenter Freeway, Suite 450, Irving, Texas 75039.
BACKGROUND
     Stalwart Enterprises, Inc., a Texas corporation (“Borrower”) owns all of the issued and outstanding shares of stock in Guarantor. Borrower is indebted to Secured Party under that certain Promissory Note in the principal amount of $3,200,000 dated of even date herewith (the “Note”). Under that certain Guaranty of even date herewith (the “Guaranty”), Guarantor guaranteed the obligations of Borrower under the Note. As security for Guarantor’s performance of its obligations under the Guaranty, Guarantor has executed and delivered this Security Agreement to the Secured Party.
     NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
     Section 1. Creation of Security Interest.
          1.01 Capitalized terms contained in Section 1 of this Security Agreement and used hereinafter shall have the meaning ascribed to them in revised Article 9 of the Uniform Commercial Code as enacted in the State of Texas and in effect on the date hereof (the “Uniform Commercial Code”), unless the context requires otherwise. Other capitalized terms which are used herein without definition shall have the meanings ascribed to them in the Note.

          1.02 Guarantor hereby grants to the Secured Party a lien and security interest in and to the property hereinafter described, whether now owned or hereafter acquired or arising and wherever located (“Collateral”):
All tangible and intangible personal property of Guarantor, including but not limited to: (a) all Accounts; (b) Chattel Paper, including without limitation, Tangible Chattel Paper and Electronic Chattel Paper; (c) Deposit Accounts; (d) Documents; (e) General Intangibles, including without limitation, Payment Intangibles and Software; (f) Goods, including without limitation, Equipment, Inventory, Fixtures and Accessions; (g) Instruments, including Promissory Notes; (h) Investment Property; (i) Letter-of-credit rights; (j) motor vehicles; (k) Supporting Obligations; (l) all monies which at any time Guarantor shall have or have the right to have in its possession; (m) all books and records evidencing or relating to the foregoing, including, without limitation, billing records of every kind and description, customer lists, data storage and processing media, Software and related material, including computer programs, computer tapes, cards, disks and printouts, and including any of the foregoing which are in the possession of any affiliate or any computer service bureau; (n) Commercial Tort Claims; and (o) Proceeds of the above Collateral.
     Section 2. Secured Obligations. This Security Agreement is executed, delivered and given by Guarantor as security for the prompt payment, performance, satisfaction and discharge of the following obligations (“Obligations”):
          (a) To pay the principal, interest, and any other liabilities of Guarantor to the Secured Party under the Guaranty in accordance with the terms thereof;
          (b) To satisfy all of the other liabilities of Guarantor to the Secured Party, whether hereunder or otherwise, whether now existing or hereafter incurred, whether or not evidenced by any note or other instrument, matured or unmatured, direct, absolute or contingent, joint or several, including any extensions, modifications, renewals thereof and substitutions therefor;
          (c) To repay the Secured Party all amounts advanced by the Secured Party hereunder or otherwise on behalf of Guarantor, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagors or lienors, or for taxes, levies, insurance, rent, wages, repairs to or maintenance or storage of any Collateral;
          (d) To reimburse the Secured Party, on demand, for all of the Secured Party’s expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the negotiation, preparation, administration, amendment, modification, or enforcement of the Guaranty or the Note.
     Section 3. Representations and Warranties. Guarantor represents and warrants as follows:

          3.01 Good Title to Collateral. Guarantor has good and marketable title to the Collateral free and clear of all liens and encumbrances other than the security interests granted to the Secured Party hereunder.
          3.02 Organization. Guarantor is a corporation organized under the laws of the jurisdiction set forth in the first paragraph of this Security Agreement. Guarantor’s exact legal name is as set forth in the first paragraph of this Security Agreement.
          3.03 Filings of Record. No financing statement covering any of the Collateral is on file in any public office, other than the financing statements filed pursuant to this Security Agreement.
          3.04 Other Representations. Each representation, warranty or other statement by Guarantor in, or in connection with, the Guaranty is true and correct and states all material facts necessary to make it not misleading.
     Section 4. Collection, Disposition and Use of Collateral.
          4.01 Accounts. The Secured Party hereby authorizes Guarantor to collect all Accounts from the account debtors. The Proceeds of Accounts so collected by Guarantor shall be received and held by Guarantor in trust for the Secured Party but may be applied by Guarantor in its discretion towards payment of the Obligations or other corporate purposes. Upon the occurrence of a Default as set forth in Section 7 hereof, the authority hereby given to Guarantor to collect the Proceeds of Accounts in trust for the Secured Party may be terminated by the Secured Party at any time and Secured Party shall have the right at any time thereafter, acting if it so chooses in Guarantor’s name, to collect Accounts itself, to sell, assign, compromise, discharge or extend the time for payment of any Account, and to do all acts and things necessary or incidental thereto and Guarantor hereby ratifies all such acts. Upon the occurrence of a Default as set forth in Section 7 hereof, at the Secured Party’s request, Guarantor will notify account debtors and any guarantor thereof that the Accounts payable by such account debtors have been assigned to the Secured Party and shall indicate on all billings to account debtors that payments thereon are to be made to the Secured Party.
          4.02 Inventory. So long as there has been no Default hereunder, Guarantor shall be permitted to process and sell its Inventory, but only to the extent that such processing and sale are conducted in the ordinary course of business.
          4.03 Equipment. So long as there has been no Default hereunder, Guarantor shall be permitted to use its Equipment in the ordinary course of its business.

     Section 5. Covenants and Agreements of Guarantor.
          5.01 Maintenance and Inspection of Books and Records. Guarantor shall maintain complete and accurate books and records and shall make all necessary entries therein to reflect the costs, values and locations of its Inventory and Equipment and the transactions and documents giving rise to its Accounts and all payments, credits and adjustments thereto. Guarantor shall keep the Secured Party fully informed as to the location of all such books and records and shall permit the Secured Party and its authorized agents to have full, complete and unrestricted access thereto at any reasonable time and to inspect, audit and make copies of all books and records, data storage and processing media, software, printouts, journals, orders, receipts, invoices, correspondence and other documents and written or printed matter related to any of the Collateral. The Secured Party’s rights hereunder shall be enforceable at law or in equity, and Guarantor consents to the entry of judicial orders or injunctions enforcing specific performance of such obligations hereunder.
          5.02 Confirmation of Accounts. Guarantor agrees that the Secured Party shall at all times have the right to confirm orders and to verify any or all of Guarantor’s Accounts in the Secured Party’s name, or in any fictitious name used by the Secured Party for verifications, or through any public accountants.
          5.03 Delivery of Accounts Documentation. At such intervals as the Secured Party shall reasonably require, Guarantor shall deliver to the Secured Party copies of purchase orders, invoices, contracts, shipping and delivery receipts and any other document or instrument which evidences or gives rise to an Account.
          5.04 Physical Inspection of Inventory and Equipment. Guarantor shall permit the Secured Party and its authorized agents to inspect any or all Inventory and Equipment at all reasonable times and upon reasonable notice.
          5.05 Notice of the Secured Party’s Interests. If requested by the Secured Party, Guarantor shall give notice of the Secured Party’s security interests in the Collateral to any third person with whom Guarantor has any actual or prospective contractual relationship or other business dealings.
          5.06 Delivery of Certain Collateral to the Secured Party. Immediately upon receipt of any Instrument, Tangible Chattel Paper, Document or Investment Property, Guarantor shall deliver such Collateral to the Secured Party and shall execute any form of assignment requested by the Secured Party with respect thereto. All Chattel Paper created by Guarantor must contain a legend indicating the security interest of the Secured Party.
          5.07 Accounts Agings. Guarantor shall furnish the Secured Party with agings of its Accounts in such form and detail and at such intervals as the Secured Party may from time to time require.

          5.08 Government Accounts. Guarantor shall immediately provide written notice to the Secured Party of any and all Accounts which arise out of contracts with the United States or any department, agency or instrumentality thereof, and shall execute and deliver to the Secured Party an assignment of claims for such Accounts and cooperate with the Secured Party in taking any other steps required, in the Secured Party’s reasonable judgment, to perfect or continue the perfected status of the Secured Party’s security interest in such Accounts and proceeds thereof under the Federal Assignment of Claims Act.
          5.09 Insurance of Collateral. Guarantor shall keep the Collateral insured against such perils, in such amounts and with such insurance companies as the Secured Party may require. All insurance policies shall name the Secured Party as lender loss payee and shall provide for not less than thirty (30) days’ advance notice in writing to the Secured Party of any cancellation thereof. The Secured Party shall have the right (but shall be under no obligation) to pay any of the premiums on such insurance. Any premiums paid by the Secured Party shall, if the Secured Party so elects, be considered an advance at the highest rate of interest provided in the Note and all such accrued interest shall be payable on demand. Any credit insurance covering Accounts shall name the Secured Party as loss payee. Guarantor expressly authorizes its insurance carriers to pay proceeds of all insurance policies covering any or all of the Collateral directly to the Secured Party.
          5.10 Perfection of Secured Party’s Interests.
     (a) Guarantor agrees to cooperate and join, at their expense, with the Secured Party in taking such steps as are necessary, in the Secured Party’s judgment, to perfect or continue the perfected status of the security interests granted hereunder, including, without limitation, the execution and delivery of any financing statements, amendments thereto and continuation statements, the delivery of Chattel Paper, Documents or Instruments to the Secured Party, the obtaining of landlords’ and mortgagees’ waivers required by the Secured Party, the notation of encumbrances in favor of the Secured Party on certificates of title, and the execution and filing of any collateral assignments and any other instruments requested by the Secured Party to perfect its security interest in any and all of Guarantor’s General Intangibles.
     (b) The Secured Party may at any time and from time to time, file financing statements, continuation statements and amendments thereto that describe the Collateral in particular or as all assets of Guarantor or words of similar effect and which contain any other information required by the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Guarantor is an organization, the type of organization and any organization identification number issued to Guarantor. Guarantor agrees to furnish any such information to the Secured Party promptly upon request. Any such financing statements, continuation statements or amendments may be signed by the Secured Party on behalf of Guarantor, and may be filed at any time in any jurisdiction whether or not Revised Article 9 of the Uniform Commercial Code is then in effect in that jurisdiction.
     (c) Guarantor shall, at any time and from time to time, take such steps as the Secured Party may require for the Secured Party, (i) to obtain an acknowledgment, in form and substance satisfactory to the Secured Party, of any third party having possession of any of the Collateral that the third party holds such Collateral for the benefit of the Secured Party, (ii) to obtain “control” (as described in the Uniform Commercial

Code) of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or Electronic Chattel Paper, with any agreements, establishing control to be in form and substance satisfactory to the Secured Party, and (iii) otherwise to insure the continued perfection and priority of the Secured Party’s security interest in any of the Collateral and of the preservation of its rights therein.
          5.11 Maintenance of Goods, Inventory and Equipment. Guarantor shall care for and preserve the Goods, Inventory and Equipment in good condition and repair, and will pay the cost of all replacement parts, repairs to and maintenance of the Goods and Equipment. Guarantor will keep complete and accurate maintenance records with respect to its Equipment.
          5.12 Notification of Adverse Change in Collateral. Guarantor agrees immediately to notify the Secured Party if any event occurs or is discovered which would cause any material diminution in the value of any significant item or type of Collateral.
          5.13 Reimbursement and Indemnification. Guarantor agrees to reimburse the Secured Party on demand for out-of-pocket expenses incurred in connection with the Secured Party’s exercise of its rights under this Security Agreement. Guarantor agrees to indemnify the Secured Party and hold it harmless against any costs, expenses, losses, damages and liabilities (including reasonable attorney’s fees) incurred in connection with this Security Agreement, other than as a direct result of the Secured Party’s gross negligence or willful misconduct.
     Section 6. Power of Attorney. Guarantor hereby appoints the Secured Party as its lawful attorney-in-fact to do, at the Secured Party’s option, and at Guarantor’s expense and liability, all acts and things which the Secured Party may deem necessary or desirable to effectuate its rights under this Security Agreement, including without limitation, (a) file financing statements and otherwise perfect any security interest granted hereby, (b) upon the occurrence of, and during the continuance of, a Default hereunder, correspond and negotiate directly with insurance carriers, (c) upon the occurrence of a Default hereunder, receive, open and dispose of in any reasonable manner all mail addressed to Guarantor and notify Postal Service authorities to change the address for mail addressed to Guarantor to an address designated by the Secured Party, (d) upon the occurrence of a Default hereunder, communicate with account debtors and other third parties for the purpose of protecting or preserving the Collateral, and (e) upon the occurrence of a Default hereunder, in Guarantor’s or the Secured Party’s name, to demand, collect, receive, and receipt for, compound, compromise, settle and give acquittance for, and prosecute and discontinue or dismiss, with or without prejudice, any suit or proceeding respecting any of the Collateral.
     Section 7. Default. The occurrence of any one or more of the following shall be a default (“Default”) hereunder:
          7.01 Default Under Loan Documents. The occurrence of an Event of Default under the Guaranty or the Note.

          7.02 Failure to Observe Covenants. The failure of Guarantor to keep, observe or perform any provisions of this Security Agreement, which failure is not cured and remedied within fifteen (15) days after notice thereof is given to Guarantor.
          7.03 Representations, Warranties. If any representation, warranty or certificate furnished by Guarantor under or in connection with this Security Agreement shall, at any time, be materially false or incorrect.
     Section 8. Secured Party’s Rights Upon Default. Upon the occurrence of a Default hereunder, or at any time thereafter, the Secured Party may immediately and without notice pursue any remedy available at law or in equity to collect, enforce, or satisfy any Obligations, including any or all of the following, which rights and remedies are cumulative, may be exercised from time to time, and are in addition to any rights and remedies available to the Secured Party under the Guaranty or the Note:
          8.01 Uniform Commercial Code Rights. Exercise any and all of the rights and remedies of a secured party under the Uniform Commercial Code, including the right to require Guarantor to assemble the Collateral and make it available to the Secured Party at a place reasonably convenient to the parties.
          8.02 Operation of Collateral. Operate, utilize, recondition and/or refurbish (at the Secured Party’s sole option and discretion and in any manner) any of the Collateral which is Equipment, for the purpose of enhancing or preserving the value thereof or the value of any other Collateral.
          8.03 Collection Rights. Enforce the obligations of an Account Debtor or other person obligated on Collateral and exercise the rights of any Guarantor with respect to the obligation of the Account Debtor or other person obligated on Collateral to make payment or otherwise render performance to Guarantor. Notify the Account Debtors or other person obligated on Collateral that payments are to be made directly to the Secured Party, or to such post office box as the Secured Party may direct. Guarantor shall not compromise, discharge, extend the time for payment or otherwise grant any indulgence or allowance with respect to any Account without the prior written consent of the Secured Party.
          8.04 Sale of Collateral. Upon ten (10) calendar days’ prior written notice to Guarantor, which Guarantor hereby acknowledges to be sufficient, commercially reasonable and proper, sell, lease or otherwise dispose of any or all of the Collateral at any time and from time to time at public or private sale, with or without advertisement thereof and apply the proceeds of any such sale first to the Secured Party’s expenses in preparing the Collateral for sale (including reasonable attorneys’ fees), second to the complete satisfaction of the Obligations and third, as required by the Uniform Commercial Code. Guarantor waives the benefit of any marshaling doctrine with respect to the Secured Party’s exercise of its rights hereunder. Guarantor grants a royalty-free license to the Secured Party for all patents, service marks, trademarks, tradenames, copyrights, computer programs and other intellectual property and proprietary rights sufficient to permit Secured Party to exercise all rights granted to Secured Party under this Section.

     Section 9. Notices. Any written notices required or permitted by this Security Agreement shall be effective if delivered in accordance with the Guaranty.
     Section 10. Miscellaneous.
          10.01 No Waiver. No delay or omission by the Secured Party in exercising any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any further exercise thereof or the exercise of any other right or remedy.
          10.02 Preservation of Rights. The Secured Party shall have no obligation or responsibility to take any steps to enforce or preserve rights against any parties to any Account and such obligation and responsibility shall be those of Guarantor exclusively.
          10.03 Successors. The provisions of this Security Agreement shall inure to the benefit of and be binding upon the Secured Party and Guarantor and their respective successors and assigns, provided that Guarantor’s obligations hereunder may not be assigned without the written consent of the Secured Party.
          10.04 Amendments. No modification, rescission, waiver, release or amendment of any provisions of this Security Agreement shall be effective unless set forth in a written agreement signed by Guarantor and an authorized officer of the Secured Party.
     1.
          10.05 Governing Law; Jurisdiction and Venue. This Security Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (thereof or any other jurisdiction) that would cause the application of the laws of any other jurisdiction. Guarantor hereby: (a) consents to the exclusive jurisdiction of any state or federal court located within the State of Texas, County of Cameron; (b) irrevocably agrees that, subject to Secured Party’s election, all actions or proceedings relating to this Security Agreement or the transactions contemplated hereunder shall be litigated in such courts; (c) irrevocably consents and submits to the jurisdiction and venue of any such court and (d) waives any objection it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court. Nothing contained in this Section shall affect the right of Secured Party to serve legal process in any other manner permitted by law or affect the right of Secured Party to bring any action or proceeding against Guarantor or its property in the courts of any other jurisdiction.
          10.06 Severability; Counterparts. If any provision of this Security Agreement shall be held invalid or unenforceable under applicable law in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of such provision in any other jurisdiction or the validity or enforceability of any other provision of this Security Agreement that can be given effect without such invalid or unenforceable provision.

This Security Agreement may be executed and delivered by facsimile and in counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.
          10.07 Judicial Proceedings. Each party waives any right it may have to claim or recover, in any such suit, action or proceeding, any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. GUARANTOR ACKNOWLEDGES AND AGREES THAT THIS PARAGRAPH IS A SPECIFIC AND MATERIAL ASPECT OF THIS SECURITY AGREEMENT AND THAT THE SECURED PARTY WOULD NOT EXTEND CREDIT TO GUARANTOR IF THE WAIVER SET FORTH IN THIS PARAGRAPH WAS NOT A PART OF THIS SECURITY AGREEMENT.
          10.08 Acknowledgment. THIS SECURITY AGREEMENT CONTAINS A POWER OF ATTORNEY COUPLED WITH AN INTEREST AND IS FOR THE SOLE BENEFIT OF THE SECURED PARTY. THIS SECURITY AGREEMENT IS BEING EXECUTED IN CONNECTION WITH A LOAN OR OTHER FINANCIAL TRANSACTION FOR BUSINESS PURPOSES AND NOT PRIMARILY FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES. THE SECURED PARTY, AS AGENT FOR GUARANTOR, UNDER THE POWER OF ATTORNEY, IS NOT A FIDUCIARY FOR GUARANTOR, IN EXERCISING ANY OF ITS RIGHTS OR POWERS PURSUANT TO THE POWER OF ATTORNEY, MAY DO SO FOR THE SOLE BENEFIT OF THE SECURED PARTY AND NOT FOR GUARANTOR.
          10.09 Subordination of Secured Party’s Security Interest. Notwithstanding anything to the contrary contained herein, Guarantor shall have the right, with the prior written consent of Secured Party, which consent shall not be unreasonably withheld or delayed, to grant a security interest in the Collateral to one or more lenders as security for a loan or loans to Guarantor (the “Additional Financing”) and Secured Party agrees to subordinate its interest in the Collateral to such lender or lenders; provided, however, that (a) Guarantor shall give Secured Party at least five (5) days prior written notice and time to review the details of any such Additional Financing, and (b) Guarantor shall provide such information and documentation regarding such Additional Financing as Secured Party shall reasonably request; and provided further that if Guarantor has provided all such information and documentation and Secured Party fails to respond within five (5) days of receipt thereof, Secured Party shall be deemed to have consented to such Additional Financing.
     IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed and delivered by their authorized officers the day and year first above written.

OLÉ AUTO GROUP, INC., a Texas corporation
By:
Name:
Title:

FIRSTPLUS ENTERPRISES, INC., a Texas corporation
By:
Name:
Title:

EXHIBIT “E”
BILL OF SALE

     KNOW ALL MEN BY THESE PRESENTS that Ole´ Auto Group, Inc., a Texas corporation (“Seller”), for and in consideration of the sum of One Dollar ($1.00), lawful money of the United States of America, unto it well and truly paid by FirstPlus Enterprises, Inc., a Texas corporation (“Buyer”), and other good and valuable consideration, the receipt and sufficiency of which Seller does hereby acknowledge, intending to be legally bound, does hereby grant, convey, bargain, sell, transfer, assign, deliver and quitclaim to Buyer, her heirs, executors, administrators, successors and assigns, all of Seller’s right, title and interest in and to all of the property identified on Schedule A attached hereto and made a part hereof (“Property”).
     TO HAVE AND TO HOLD the Property unto Buyer, its successors and assigns, to and for its own proper use and benefit forever.
     AND Seller, for itself and its heirs, executors, administrators and assigns, hereby:
          (i) certifies that Seller has full right and lawful authority to sell and dispose of the Property;
          (ii) represents and warrants that Seller has good and marketable title to the Property and that the Property is free and clear of all pledges, claims, security interests, liens and encumbrances;
          (iii) covenants and agrees to warrant and defend title to the Property unto Buyer, its successors and assigns, against the lawful claims of all other persons; and
          (iv) constitutes and appoints Buyer, its successors and assigns, the true and lawful attorney and attorneys for Seller with full power of substitution in the name and stead of Seller but on behalf and for the benefit of Buyer, its successors and assigns, to demand and receive the Property and give receipts and releases therefor and in respect of the same or any part thereof, and to do all acts or things in relation to the Property which Buyer, its successors and assigns shall deem desirable, hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable by Seller in any manner or for any purpose or cause whatsoever.

     IN WITNESS WHEREOF, Seller has executed this Bill of Sale effective as of the 31st day of March, 2008.

SELLER: OLE´ AUTO GROUP, INC.
By:
Name:
Title:

SCHEDULE A
3x Dell Power Edge 2950
3YT17C1
7XT17C1
GTZQHC1
1X Cool Cube Cooling Unit
211VT2574
1X Chatsworth Rack
2x Power Ware 9125
RPDM6K

RPAJ9M
Tripp Lite
95050ALCSM513900828

SCHEDULE 1
OFFICERS AND DIRECTORS
TO RESIGN EFFECTIVE AT CLOSING
John Maxwell
William Handley
Kimberly Grasty

SCHEDULE 2
ASSETS TO BE TRANSFERRED TO SELLER
3x Dell Power Edge 2950
3YT17C1
7XT17C1
GTZQHC1
1X Cool Cube Cooling Unit
211VT2574
1X Chatsworth Rack
2x Power Ware 9125
RPDM6K
RPAJ9M
Tripp Lite
95050ALCSM513900828

SCHEDULE 3
LITIGATION
Daniel Chu v. Ole’ Auto Group, Inc. — Arbitration # 71-166-548-07 under the Federal AAA Arbitration Rules, Honorable Judge Carlos Lopez, Arbitrator.  This matter involves an employment agreement and wrongful discharge claim.
Daniel Chu v. FirstPlus Acquisitions-1, Inc. — Cause No. 08-01660; 101st District Court of Dallas County, Texas.  This case involves a fraudulent transfer claim.